UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 13, 2005

Bimini Mortgage Management, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-32171	72-1571637
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3305 Flamingo Drive, Vero Beach, Florida 32963

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code  (772) 231-1400

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01.            NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING

The commentary to Section 303A.03 of the New York Stock Exchange (“NYSE”) Listed Company Manual requires each listed company to disclose in its proxy statement a method for interested parties to communicate directly with the presiding director of executive sessions of non-management directors or with the non-management directors as a group.  Bimini Mortgage Management, Inc. (the “Company”) inadvertently failed to disclose in its proxy statement dated February 11, 2005 that stockholders and/or other interested parties may communicate in writing with the Company’s directors, a committee of the Board, the Board’s non-management directors as a group or the Board generally.  Any such communications may be sent to the Board by U.S. mail or overnight delivery and should be directed to Maureen Hendricks, c/o Bimini Mortgage Management, Inc. 3305 Flamingo Drive, Vero Beach, Florida 32963, who will forward them to the intended recipient(s).  Any such communications may be made anonymously.  On October 13, 2005, the NYSE advised the Company of alternative methods for curing the non-compliance, including the filing of a Form 8-K with the required disclosure.

Although the Company does not believe that its failure to disclose this information in its proxy statement is material, the Company is correcting its noncompliance by filing this Current Report on Form 8-K with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 19, 2005	BIMINI MORTGAGE MANAGEMENT, INC.

	By:	/s/ Jeffrey J. Zimmer
Jeffrey J. Zimmer
Chairman, Chief Executive Officer and President